Boyle CPA, LLC

Certified Public Accountants & Consultants

October 5, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

On October 4, 2022, we were informed of our dismissal as the independent registered public accounting firm of Petro USA, Inc.

We have read the statements of Petro USA, Inc. included under Item 4.01 on Form 8-K to be filed with  the Securities and Exchange Commission. We agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Red Bank, NJ

331 Newman Springs Road

Building 1, 4th Floor, Suite 143                                                                           P (732) 784-1582

Red Bank, NJ 07701                                                                                            F (732) 510-0665